Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-24971, No. 333-55062, No. 333-125857, No. 333-149872, and No. 333-174662) on Form S-8 of Regency Centers Corporation of our report dated June 20, 2016 with respect to the financial statements and supplemental schedule of Regency Centers 401(k) Profit Sharing Plan included in this Annual Report on Form 11-K for the years ended December 31, 2015 and 2014.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia
June 20, 2016